MIRANT CORPORATION

Offers to Exchange its

7.5% Senior Secured Notes due 2008
for all of its
7.4% Senior Notes due 2004
(CUSIP No. 842815 AC 6)
and all of its
2.5% Convertible Senior Debentures due 2021
(CUSIP No. 604675 AB 4)

To:     Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

      Mirant Corporation (“Mirant”) is offering, subject to the terms and conditions set forth in the Offering Circular and Disclosure Statement and Solicitation of Acceptances of a Prepackaged Plan of Reorganization, dated June 2, 2003 (the “Offering Circular”), and the related letter of transmittal (the “Letter of Transmittal”), relating to the offer (i) to exchange (the “Senior Notes Exchange Offer”) $1,000 principal amount of Mirant Corporation’s 7.5% Senior Secured Notes due 2008 (the “New Secured Notes”) for each $1,000 principal amount of Mirant’s currently outstanding 7.4% Senior Notes due 2004 (CUSIP No. 842815 AC 6) (the “Senior Notes”) and (ii) to exchange (the “Convertible Debentures Exchange Offer,” and together with the Senior Notes Exchange Offer, the “Exchange Offers”) $1,000 principal amount of New Secured Notes for each $1,000 principal amount of Mirant’s currently outstanding 2.5% Convertible Senior Debentures due 2021 (CUSIP No. 604675 AB 4) (the “Convertible Debentures,” and together with the Senior Notes, the “Exchange Offer Securities”). Subject to the terms and conditions of the Exchange Offers and the Plan of Reorganization (as defined in the Offering Circular), Mirant will issue New Secured Notes in exchange for all outstanding Exchange Offer Securities that are properly tendered and not withdrawn prior to the expiration of the Exchange Offers. Mirant will also pay accrued and unpaid interest up to the date of acceptance on Exchange Offer Securities it accepts for exchange. Each of the Exchange Offers is conditioned upon the consummation of the Restructuring Transactions (as defined in the Offering Circular). The Convertible Debentures Exchange Offer and the Senior Notes Exchange Offer are independent of each other. The Exchange Offers, however, are conditioned upon at least 85% of the outstanding aggregate principal amount of the Exchange Offer Securities being validly tendered, accepted and not withdrawn (the “Minimum Tender Condition”). Mirant reserves the right to extend or terminate any of the Exchange Offers, in its sole and absolute discretion, which may be for any or no reason, and to otherwise amend any of the Exchange Offers in any respect. The Exchange Offers are open to all holders of Exchange Offer Securities, and are subject to customary conditions. Subject to applicable securities laws and the terms set forth in the Offering Circular, Mirant reserves the right to waive any and all conditions to any of the Exchange Offers.

      We are requesting that you contact your clients for whom you hold Exchange Offer Securities regarding the Exchange Offers. For your information and for forwarding to your clients for whom you hold Exchange Offer Securities registered in your name or in the name of your nominee, or who hold Exchange Offer Securities registered in their own names, we are enclosing the following documents:

1. The Offering Circular;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept any or all Exchange Offers if (a) certificates for the Exchange Offer Securities are not immediately available, (b) time will not permit the certificates for the Exchange Offer Securities or other required documents to reach the Exchange Agent before the expiration of the applicable Exchange Offer, or (c) the procedure for book-entry transfer cannot be completed prior to the expiration of the applicable Exchange Offer;

4. A form of letter which may be sent to your clients for whose account you hold Exchange Offer Securities registered in your name or the name of your nominee, with space provided for obtaining the clients’ instructions with respect to the applicable Exchange Offer;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6. Return envelopes addressed to Deutsche Bank Trust Company Americas, the Exchange Agent for the Exchange Offers.

      Your prompt action is requested. The Exchange Offers will expire at 12:00 Midnight, New York City time, on June 27, 2003. Mirant, in its sole and absolute discretion, may extend any or all Exchange Offers (as any Exchange Offer may be extended, the “Expiration Date”). Exchange Offer Securities tendered pursuant to the Exchange Offers may be withdrawn at any time before the Expiration Date or at any time after July 28, 2003 if Mirant has not accepted the tendered Exchange Offer Securities for exchange by that date.

      Unless a holder of Exchange Offer Securities complies with the procedures described in the Offering Circular under the title “The Exchange Offers — Procedures for Tendering Exchange Offer Securities in the Exchange Offers,” the holder must do one of the following on or prior to the Expiration Date to participate in the applicable Exchange Offer:

•	tender the Exchange Offer Securities by sending the certificates for the Exchange Offer Securities, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal, to Deutsche Bank Corporate Trust Company Americas, as Exchange Agent, at the address set forth in the Offering Circular; or

•	tender the Exchange Offer Securities by using the book-entry procedures described in the Offering Circular under the title “The Exchange Offer — Book-Entry Transfer” and transmitting a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message, as defined below, instead of the Letter of Transmittal, to the Exchange Agent.

      In order for a book-entry transfer to constitute a valid tender of Exchange Offer Securities in the applicable Exchange Offer, the Exchange Agent must receive a confirmation of book-entry transfer (a “Book-Entry Confirmation”) of the Exchange Offer Securities into the Exchange Agent’s applicable account at The Depository Trust Company prior to the Expiration Date. The term “Agent’s Message” means a message, transmitted by the Depository Trust Company and received by the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that The Depository Trust Company has received an express acknowledgment from the tendering holder of Exchange Offer Securities that the holder has received and has agreed to be bound by the Letter of Transmittal.

      If a registered holder of Exchange Offer Securities wishes to tender the Exchange Offer Securities in the applicable Exchange Offer, but (a) the certificates for the Exchange Offer Securities are not immediately available, (b) time will not permit the certificates for the Exchange Offer Securities or other required documents to reach the Exchange Agent before the Expiration Date, or (c) the procedure for book-entry transfer cannot be completed before the Expiration Date, a tender of Exchange Offer Securities may be effected by following the Guaranteed Delivery Procedures described in the Offering Circular under the title “The Exchange Offers — Procedures for Tendering Exchange Offer Securities in the Exchange Offer.”

      Mirant will not make any payments to brokers, dealers, or other persons for soliciting acceptances of the Exchange Offers. Mirant will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding the Offering Circular and the related documents to the beneficial owners of Exchange Offer Securities held by them as nominee or in a fiduciary capacity. Mirant will pay or cause to be paid all stock transfer taxes applicable to the exchange of Exchange Offer Securities in the Exchange Offers, except as set forth in the Letter of Transmittal.

      Any inquiries you may have with respect to the Exchange Offers, or requests for additional copies of the enclosed materials, should be directed to Deutsche Bank Trust Company Americas, the Exchange Agent for the Exchange Offers, at the address and telephone number set forth on the front of the Letter of Transmittal or Innisfree M&A Incorporated, the Information Agent for the Exchange Offers, at the address and telephone numbers set forth in the Offering Circular.

Very truly yours,

MIRANT CORPORATION

      NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF MIRANT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFERING CIRCULAR OR THE LETTER OF TRANSMITTAL.

Enclosures

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